					                 SECURITIES AND EXCHANGE COMMISSION
                   								Washington, D.C.  20549

                     									     Form 8-A

For Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                       						 Boston Technology, Inc.
	          		 (Exact name of registrant as specified in its charter)

	   Delaware                                         04-3073385
	(State of incorporation                             (IRS Employer
	 or organization)                                    Identification No.)

         		     100 Quannapowitt Parkway, Wakefield, MA       01880
	              (Address of principal executive offices)   (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following.
	             ---

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A.(c)(2), please check the following box.

	             ---
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------
Common Stock                                         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

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
Item 1:  Description of Registrant's Securities to be Registered.

	The description under the heading "Description of the Capital Stock" relating to the Registrant's Common Stock, $.001 par value per share, in the Prospectus included in the Regisrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (file No. 33-32134) is incorporated herein by reference.


Item 2:  Exhibits.

	The following exhibits are filed herewith (or incorporated by reference as indicated below):

1. Certificate of Incorporation of the Registrant, as amended, incorporated by reference to the Registrant's Form 10-Q for the quarter ended July 31, 1995.

2. By-laws of the Registrant, as amended, incorporated by reference to the Registrant's Form S-1 (Registration No. 33-32134).


SIGNATURE


	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                     											BOSTON TECHNOLOGY, INC.


                  														By:/s/ Carol B. Langer
														                     -------------------

									                					     Carol B. Langer
															                    Senior Vice President of
												                   		  Finance and Administration,
														                     Chief Financial Officer,
													                  		  Treasurer and Secretary.



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Date:  January 9, 1997


Boston Technology, Inc.
100 Quannapowitt Parkway
Wakefield, MA  01880

                           															January 9, 1997



BY ELECTRONIC SUBMISSION

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

	Re:  Boston Technology, Inc.
	     Registration Statement on Form 8-A - Common Stock
	     Request for Acceleration

Ladies and Gentlemen:

	The undersigned hereby requests that the Registration Statement on Form 8-A of Boston Technology, Inc. (the "Company"), relating to the Company's Common Stock be declared effective upon notification by the New York Stock Exchange that the Company has been approved by the Exchange for listing and registration.


                        														Very truly yours,

                        														BOSTON TECHNOLOGY, INC.



                        														BY:  /s/ Carol B. Langer
														                             -------------------

	                        													     Carol B. Langer
														                             Senior Vice President
														                             of Finance and
														                             Administration,
														                             Chief Financial Officer,
														                             Treasurer and Secretary.




Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109




                        															    January 9, 1997

BY ELECTRONIC SUBMISSION

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

	Re: Boston Technology, Inc.
	    Registration Statement on Form 8-A - Common Stock

Ladies and Gentlemen:

	Submitted herewith by direct transmission to the Commission's EDGAR System is a Registration Statement on Form 8-A (the "Form 8-A Registration Statement") filed on behalf of Boston Technology, Inc. (the "Company"). This filing relates to the registration of the Company's Common Stock under Section 12(b) of the Securities Exchange Act of 1934. Also enclosed is the Company's acceleration request requesting that the Form 8-A Registration Statement be declared effective upon notification by the New York Stock Exchange that the Company has been approved by the Exchange for listing and registration.

	Please contact the undersigned at 617-526-6000 with any questions or comments you may have regarding this filing.

                      													       Very truly yours,

                      													       /s/ Jason C. Gish
													                             -----------------
													                            	Jason C. Gish

Enclosure